Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Robert F. Mangano
President and Chief Executive Officer
1st Constitution Bancorp
(609) 655-4500

1ST CONSTITUTION BANCORP ANNOUNCES CLOSING OF THE MERGER OF RUMSON-FAIR HAVEN BANK AND TRUST COMPANY WITH AND INTO
1ST CONSTITUTION BANK

CRANBURY, NJ – February 10, 2014 – 1st Constitution Bancorp (Nasdaq: FCCY) (“1st Constitution”), parent company of 1st Constitution Bank, announced that the merger of Rumson-Fair Haven Bank and Trust Company (formerly OTCBB: RFHB) with and into 1st Constitution Bank closed effective as of 3:30 p.m., Eastern Standard Time, on February 7, 2014.

Following the merger, 1st Constitution Bank will operate nineteen branch banking offices in Central New Jersey primarily in Mercer, Middlesex, Monmouth, and Somerset Counties.  Prior to the merger, Rumson-Fair Haven Bank and Trust Company operated five branch banking offices in Monmouth County, New Jersey.

Robert F. Mangano, President and Chief Executive Officer of 1st Constitution, said, “We are very excited about the expected benefits of the merger for our customers and shareholders.  The expansion of our presence into Monmouth County should provide additional lending and deposit gathering opportunities for us.  We also believe that the merger will enable us to better serve our combined customer base and create long term value for our shareholders.”

About 1st Constitution

1st Constitution Bancorp, through its primary subsidiary, 1st Constitution Bank, operates nineteen branch banking offices in Cranbury (2), Fort Lee, Hamilton, Hightstown, Hillsborough, Hopewell, Jamesburg, Lawrenceville, Perth Amboy, Plainsboro, Rocky Hill, West Windsor, Princeton, Rumson, Fair Haven, Shrewsbury, Oceanport and Asbury Park, New Jersey. 1st Constitution Bancorp is traded on the Nasdaq Global Market under the trading symbol “FCCY” and can be accessed through the Internet at www.1stconstitution.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward looking statements. When used in this and in future press releases by 1st Constitution, in 1st Constitution’s filings with the Commission and in oral statements made with the approval of an authorized executive officer of 1st Constitution, the words or phrases “will,” “will likely result,” “could,” “anticipates,” “believes,” “continues,” “expects,” “plans,” “will continue,” “is anticipated,” “estimated,” “project” or “outlook” or similar expressions (including confirmations by an authorized executive officer of 1st Constitution of any such expressions made by a third party with respect to 1st Constitution) are intended to identify forward-looking statements. 1st Constitution wishes to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.

Factors that may cause actual results to differ from those results expressed or implied, include, but are not limited to, those listed under “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in 1st Constitution’s Annual Report on Form 10-K filed with the Commission on March 22, 2013, such as the overall economy and the interest rate environment; the ability of customers to repay their obligations; the adequacy of the allowance for loan losses; competition; significant changes in accounting, tax or regulatory practices and requirements; certain interest rate risks; risks associated with investments in mortgage-backed securities; and risks associated with speculative construction lending. Although management has taken certain steps to mitigate any negative effect of the aforementioned items, significant unfavorable changes could severely impact the assumptions used and could have an adverse effect on profitability. Other factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: the inability to realize expected cost savings and synergies from the proposed merger in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; and the inability to retain Rumson’s customers and employees. 1st Constitution undertakes no obligation to publicly revise any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements, except as required by law.